Exhibit 10.1

Bion Environmental Technologies, Inc. K. Paradise PO Box 323 Old Bethpage, NY 11804 Phone: 516-249-5682	PURCHASE ORDER

P.O. NUMBER: 01272022

Date: January 27, 2022

Vendor: : : Buflovak & Hebeler Process Solutions : 2000 Military Road : Tonawanda, NY 14150 : 716-873-9300

Project ID	REQUISITIONER	SHIPPED VIA	F.O.B. POINT	TERMS
Ammonium Bicarbonate Demonstration System Fair Oaks, IN Project	Bion Environmental Technologies, Inc. S. Pagano			See below description

QTY	UNIT	DESCRIPTION	UNIT PRICE	TOTAL
1

Total price for scope of supply, as per Technical Proposal Section 2 – Proposal for Ammonium Bicarbonate Demonstration System dated January 20, 2022

Payment 1: 25% upon receipt of Purchase Order

Payment 2: 25% invoiced with the issuance of Phase 1 Engineering Deliverables (shall be invoiced by the seller with payment terms of net 30 days from invoice

Payment 3: 25% invoiced with the issuance of Phase 2 Engineering Deliverables (shall be invoiced by the seller with payment terms of net 30 days from invoice

Payment 4: 20% invoiced at time of invitation to Buyer for final inspection or Factory Acceptance Test “FAT” due the sooner of 21 days or prior to shipment. Payment to be received prior to shipment (a window of 5 days is available for the final inspection)

Payment 4: 5% upon delivery to Buyer

				$2,665,500
		Total Price for scope of supply		$2,665,500

Kathy Paradise
Authorized by Date